                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  OXiGENE, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing party:

     (4)  Date filed:

[LOGO] OXIGENE
THE VASCULAR TARGETING COMPANY

                              321 ARSENAL STREET
                        WATERTOWN, MASSACHUSETTS 02472

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2002

                               -----------------

TO OUR STOCKHOLDERS:

   Please take notice that the 2002 annual meeting of the stockholders of OXiGENE, Inc., a Delaware corporation, will be held on Monday, June 11, 2002, at 1:00 p.m., local time, at OXiGENE's principal offices, located at 321 Arsenal Street, Watertown, Massachusetts 02472, for the following purposes:

    1. To elect eight members to the Board of Directors to hold office until the 2003 annual meeting and until their successors are duly elected and qualified;

    2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2002; and

    3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on April 12, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

   All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          By: /s/ Frederick Driscoll

                                          Frederick W. Driscoll
                                          President and Chief Executive Officer
                                            -- elect

May 13, 2002

[LOGO] OXIGENE
THE VASCULAR TARGETING COMPANY

                              321 ARSENAL STREET
                        WATERTOWN, MASSACHUSETTS 02472

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                             MONDAY, JUNE 11, 2002

                               -----------------

   We have sent you this proxy statement and the enclosed proxy card because OXiGENE's Board of Directors is soliciting your proxy to vote at the 2002 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This proxy statement and the proxy card were first mailed to stockholders on or about May 13, 2002.

   Who Can Vote. Record holders of our Common Stock at the close of business on the record date, April 12, 2002, may vote at the annual meeting. On the record date, approximately 86 record holders held 12,636,664 shares of outstanding Common Stock. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

   How You Can Vote. You can only vote your shares if you are either present in person or represented by proxy at the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.If you properly fill in your proxy card and send it to us in time, the "proxy" (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

   Recommendation of the Board of Directors. The board of directors recommends that you vote as follows:

       .  "FOR" the election of the nominees for director;

       . "FOR" ratification of the selection of independent accountants for our 2002 fiscal year.

   If any other matter is properly presented, the proxyholders will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

   Revocation of Proxies. If you return your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

       .  by voting in person at the annual meeting;

       . by delivering a written notice of revocation dated after the proxy to our principal offices at 321 Arsenal Street, Watertown, Massachusetts 02472; or

       . by timely delivering another proxy dated after the proxy that you wish to revoke.

   Voting in Person. If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 12, 2002, the record date for determining who is entitled to vote.

   Required Votes.  The votes that are required for each proposal are:

Proposal 1: Elect Directors                 The nominees for director who receive the most
                                            votes (also known as a "plurality" of the votes)
                                            will be elected.

Proposal 2: Ratify Selection of Accountants The affirmative vote of a majority of the votes present or represented by proxy and entitled to
                                            vote at the annual meeting is required to ratify the
                                            selection of independent accountants.

Broker Non-Votes, Withholdings and Abstentions.

   . Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 2 even if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a "broker non-vote". Broker non-votes are not considered to be present and represented and entitled to vote at the annual meeting as to the proposal relating to the ratification of the selection of the company's accountants, so broker non-votes will have no effect on the votes on those proposals.

   . Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

   . Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the annual meeting, abstentions with respect to Proposal 2 have the same effect as votes against the proposal.

   Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

  Defined Terms

   "OXIGENE," "WE," "US," "OUR" or "COMPANY" means, collectively, OXiGENE, Inc. and its Swedish subsidiary, OXiGENE Europe AB.

   "NAMED EXECUTIVE OFFICER" means, collectively, Dr. Bjorn Nordenvall, our current President and Chief Executive Officer, our next two highest paid executive officers at the end of 2001: Frederick W. Driscoll, our President of Finance and Operations and Dr. David Chaplin, our Chief Scientific Officer and Head of Research and Development, and two of our former officers who had they not left the Company during 2001 would have been among our four most highly compensated officers: David Sherris, our former Vice President of Research and Development who left the Company in July 2001, and Bo Haglund, our former Chief Financial Officer who left the Company in May 2001. Mr. Driscoll has been appointed to replace Dr. Nordenvall as President and Chief Executive Officer of the Company upon Dr. Nordenvall's resignation effective June 11, 2002.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each Director would serve for a one-year term, expiring at the 2003 annual meeting of stockholders and until his successor is elected. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for Director unavailable.

   Our Board of Directors currently consists of nine members, including six members who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Effective as of June 11, 2002, Dr. Caruthers will step down as a Director and the size of the Board will be reduced to eight members.Dr. Caruthers will instead serve on our Scientific Advisory Board (SAB) and act as a strategic liaison between the Board and the SAB.

   Each nominee for election to the Board of Directors is currently serving as a Director. The following information with respect to each nominee has been furnished to the Company by that nominee. The ages of the nominees are as of March 31, 2002. Dr. Nordenvall, Mr. Citron and Mr. Driscoll are current employees of the Company.

              JOEL-TOMAS CITRON
              Age:..................... 39
                                        2000, Chairman of the
              Director Since:.......... Board since December 2001.
              Principal Occupation:.... Mr. Citron has served as
                                        the Chairman of
                                        Proflowers, Inc., a San
                                        Diego-based company since
                                        2000. From 1998 to 2001
                                        he was President and
                                        Chief Executive Officer
                                        of Miami-based MasTec,
                                        Inc. Mr. Citron served as
                                        chairman of Proventus
                                        Inc., and was a Senior
                                        Executive of Proventus
                                        AB, a large international
                                        investment company based
                                        in Stockholm, Sweden,
                                        from 1992 to 1997.
              Business Experience:..... Mr. Citron has served as
                                        the Chairman of
                                        Proflowers, Inc., a San
                                        Diego-based company since
                                        2000. From 1998 to 2001
                                        he was President and
                                        Chief Executive Officer
                                        of Miami-based MasTec,
                                        Inc. Mr. Citron served as
                                        Chairman of the Board of
                                        Proventus Inc., and was a
                                        Senior Executive of
                                        Proventus AB, a large
                                        international investment
                                        company based in
                                        Stockholm, Sweden, from
                                        1992 to 1997. Managing
                                        Partner, Triscope
                                        Capital, LLC, a private
                                        investment partnership
                                        from January 1998 to
                                        December 1998.
              Other Directorships:..... Telergy, Inc., a
                                        telecommunications
                                        company, and Neff Corp.,
                                        an equipment rental
                                        company.
              GERALD A. EPPNER
              Age:..................... 63
              Director Since:.......... 1997
              Principal Occupation:.... Partner, Cadwalader,
                                        Wickersham & Taft, a New
                                        York law firm that
                                        provides certain legal
                                        services to the Company.
              Business Experience:..... Domestic and
                                        international corporate
                                        and securities law
                                        matters. In private
                                        practice in New York City
                                        since 1996. amd for more
                                        t han fice years prior
                                        thereto an employee of
                                        certain agencies and
                                        departments of the United
                                        States government.
              Other Directorships:..... None.

              MICHAEL IONATA
              Age:..................... 50
              Director Since:.......... 1995
              Principal Occupation:.... Director of Corporate
                                        Finance of Nordberg
                                        Capital Inc., an
                                        investment banking firm
                                        based in New York City.
              Business Experience:..... Employed by Nordberg
                                        Capital Inc. since May
                                        1991. Corporate finance
                                        and venture capital
                                        management at Den Norske
                                        Bank, a Norwegian bank,
                                        from May 1983 to May
                                        1991. Specializing in
                                        valuations, cost-benefit
                                        analysis and
                                        restructurings at Coopers
                                        & Lybrand LLP prior to
                                        May 1983.
              Other Directorships:..... None.
              ARTHUR B. LAFFER, PH. D.
              Age:..................... 61
              Director Since:.......... 1998
              Principal Occupation:.... Chairman and Chief
                                        Executive Officer of
                                        Laffer Associates, an
                                        economic research and
                                        financial consulting
                                        firm; Chairman and Chief
                                        Executive Officer of
                                        Laffer Advisors Inc, a
                                        broker/dealer and
                                        Co-founder and Chairman
                                        of Laffer Investments, an
                                        institutional money
                                        management firm.
              Business Experience:..... Member of President
                                        Ronald Reagan's Economic
                                        Policy Advisory Board
                                        from 1980 to 1988. Member
                                        of the Policy Committee
                                        and the Board of
                                        Directors of the American
                                        Council for Capital
                                        Formation in Washington,
                                        D.C. Distinguished
                                        University Professor at
                                        Pepperdine University,
                                        and a member of
                                        Pepperdine's Board of
                                        Directors. Charles B.
                                        Thornton Professor of
                                        Business Economics at the
                                        University of Southern
                                        California from 1976 to
                                        1984. Associate Professor
                                        of Business Economics at
                                        the University of Chicago
                                        from 1970 to 1976.
                                        Consultant to the
                                        Secretaries of Treasury
                                        and Defense during the
                                        years 1972 to 1977. First
                                        Chief Economist at the
                                        Office of Management and
                                        Budget under George
                                        Shultz from October 1970
                                        to July 1972, while on
                                        leave of absence from the
                                        University of Chicago.
              Other Directorships:..... MasTec, Inc., an
                                        end-to-end provider of
                                        value added network
                                        infrastructure solutions,
                                        Neff Corp., an equipment
                                        rental company, Vivendi
                                        Environment, a French
                                        water and wastewater
                                        treatment company, and
                                        PacifiCare Health Systems
                                        Inc., a healthcare
                                        services company.

              BJORN NORDENVALL, M.D.,
                PH.D.
              Age:..................... 50
              Director Since:.......... 1995
              Principal Occupation:.... OXiGENE's current
                                        President and Chief
                                        Executive Officer and
                                        Vice Chairman of the
                                        Board of Directors. Dr.
                                        Nordenvall has announced
                                        he will step down as
                                        President and Chief
                                        Executive Officer in June
                                        2002 but will continue to
                                        serve as a strategic
                                        advisor to the Company.
              Business Experience:..... General surgeon.
                                        President of Sophiahemmet
                                        AB, a Stockholm-based
                                        hospital, from 1987 to
                                        September 1996. President
                                        of Carnegie Medicine AB,
                                        a biotechnology company,
                                        during 1983 and 1984.
                                        Practiced surgery at
                                        Danderyd Hospital,
                                        Stockholm, from 1977
                                        through 1985. Consultant
                                        to Carnegie AB, a Swedish
                                        investment banking
                                        company, from 1984
                                        through 1986. Consultant
                                        to Skandia Insurance
                                        Company, a Swedish
                                        insurance company, since
                                        1984.
              Other Directorships:..... None.
              FREDERICK W. DRISCOLL
              Age:                      51
              Director Since:.......... 2002
              Principal Occupation:.... OXiGENE's current
                                        President of Finance and
                                        Operations and was
                                        appointed to replace Dr.
                                        Nordenvall as President
                                        and Chief Executive
                                        Officer of the Company
                                        upon Dr. Nordenvall's
                                        resignation effective
                                        June 11, 2002.
              Business Experience:..... Prior to joining OXiGENE,
                                        from 1996 to 2000, Mr.
                                        Driscoll worked at
                                        Collagenesis Corporation,
                                        most recently as Senior
                                        Vice President of Finance
                                        and Operations. From
                                        April to September 1996,
                                        Mr. Driscoll was
                                        Corporate Controller at
                                        Microtouch Systems Inc.
                                        From 1974 to April 1996,
                                        he served in various
                                        management positions at
                                        Instrumentation
                                        Laboratory.
              Other Directorships:      None.

              PER-OLOF SODERBERG
              Age:..................... 47
              Director Since:.......... 1997
              Principal Occupation:.... Chief Executive Officer
                                        of Dahl International AB,
                                        a wholesale sanitation
                                        and heating products
                                        company in Northern
                                        Europe.
              Business Experience:..... Masters degree from
                                        Stockholm's School of
                                        Economics and MBA from
                                        INSEAD, France. Over
                                        twenty years business
                                        experience, mainly with
                                        wholesale and trading
                                        companies located in
                                        Scandinavia, including:
                                        President of Dahl
                                        International for the
                                        past eleven years, a
                                        company which has grown
                                        from a local wholesaler
                                        to the leading wholesaler
                                        in its area with over 250
                                        affiliates in Denmark,
                                        Norway, Poland, Sweden,
                                        Estonia and Finland.
              Other Directorships:..... RATOS, a private equity
                                        company publicly listed
                                        in Stockholm, Bergman &
                                        Beving, an industrial
                                        components trading
                                        company publicly traded
                                        in Stockholm, Martin
                                        Olsson, a food wholesaler
                                        based in Sweden, Skandia
                                        Investment Management, an
                                        insurance investment
                                        company, and a board
                                        member of the Stockholm
                                        School of Economics.
              WILLIAM N. SHIEBLER
              Age:..................... 60
              Director Since:.......... 2002
              Principal Occupation:.... Chief Executive Officer
                                        of the Americas for
                                        Deutsche Asset
                                        Management, a member of
                                        the Deutsche Bank Group.
              Business Experience:..... He serves as a director
                                        on the boards of MasTec,
                                        Inc. and Laffer
                                        Associates, and as an
                                        advisory director of
                                        Interelate, Inc.,
                                        ValueBond.com and
                                        Attensity Corp. He is
                                        also on the board of
                                        trustees of Kean
                                        University.
              Other Directorships:..... MasTec, Inc., an
                                        end-to-end provider of
                                        value added network
                                        infrastructure solutions
                                        and Laffer Associates, an
                                        economic research and
                                        financial consulting firm.

UNLESS INDIVIDUAL STOCKHOLDERS INDICATE OTHERWISE, EACH RETURNED PROXY WILL BE VOTED "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE EIGHT NOMINEES NAMED ABOVE.

                         BOARD AND COMMITTEE MEETINGS

   During 2001, the Board of Directors held nine meetings and during 2002, to date, has held two meetings. In addition, the Board of Directors has established two committees whose functions and current members are noted below. The Audit Committee and Compensation Committee (collectively, the "Board Committees") are committees of the Board of Directors and consist solely of members of the Board of Directors. Other than Dr. Caruthers, Mr. Laffer and Mr. Citron, each incumbent Director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served during 2001.

   Audit Committee. The Audit Committee consists of Messrs. Joel-Tomas Citron, Gerald A. Eppner (Chairman) and Arthur B. Laffer. During 2001, the Audit Committee held 4 meetings and during 2002, to date, has held two meetings. The Audit Committee reviews: 1) the independent accountants' audit and other services; 2) the accountants' report on the Company's financial statements following completion of their audit; and 3) the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors regarding the appointment of independent accountants for the ensuing year. The Board of Directors has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. Certain of this information is set forth below in the Audit Committee Report.

   Securities and Exchange Commission rules require that we disclose our compliance with new National Association of Securities Dealers' ("NASD") listing standards, which became effective June 14, 2001, regarding the independence of our Audit Committee members and any inclusion on the Audit Committee of a non-independent Director. Currently, all of our Audit Committee members are "independent" as defined under Rule 4200(a)(14) of the NASD listing standards and as required by Rule 4350(d)(2)(A) of the NASD's listing standards, except Mr. Eppner, who serves as a non-independent Director of the Audit Committee. Mr. Eppner was elected to serve as a member of the Board of Directors and appointed to the Audit Committee in 1997 and has served as the Audit Committee's Chairman since that time. The Audit Committee independence requirements became effective more than three years after Mr. Eppner was first appointed to the Audit Committee. Because Mr. Eppner is a partner in Cadwalader, Wickersham & Taft ("Cadwalader"), a New York law firm that provides certain legal services to the Company, and the Company made payments to Cadwalader that exceeded 5% of the Company's consolidated gross revenues, or $200,000, whichever is more, in at least one of the past three years, Mr. Eppner does not qualify as an "independent director" under Rule 4200(a)(14)(D) of the NASD listing standards. The Board of Directors had contemplated having Mr. Eppner resign from the Audit Committee as soon as a new independent director was appointed. The intention was to have Mr. Eppner step down and to have the Audit Committee be comprised of Mr. Laffer, Mr. Citron, and the new director, Mr. William Shiebler who accepted a directorship in February 2002. However, as a result of management changes, including Dr. Nordenvall's decision to step down as President and Chief Executive Officer, the Board requested that Mr. Citron, in his capacity as Chairman, assume an active role in managing the Company's day-to-day operations as well as strategy planning. As a result, Mr. Citron no longer qualifies as "independent director" under Rule 4200(a)(14)(D) of the NASD listing standards. Mr. Shiebler will take the place of Mr. Citron on the Audit Committee. However, with respect to Mr. Eppner, the Board of Directors has determined, with Mr. Eppner abstaining, that given: 1) the significant changes in strategy and management, which has affected the Company's ability to seek an additional new Board member or members prior to the date of this proxy statement; 2) Mr. Eppner's tenure and experience on the Audit Committee and his intimate knowledge of the Company's activities that come within the scope of the Audit Committee; 3) his function as Chairman of and continuous membership on the Audit Committee since 1997; 4) his service and experience on audit committees of other public companies; 5) his academic training, which includes a postgraduate degree curriculum with substantial accounting requirements; 6) his past employment on the staff of the Securities and Exchange Commission as a financial examiner, a position that involved significant financial statement analysis and accounting experience, prior to his becoming a lawyer; 7) his actual, demonstrated independence and his status as a non-employee Director under Rule 4350(d)(2)(B) of the NASD's listing standards; and 8) the Company's intention to appoint a new Director who can serve on the Audit Committee as an independent Director before the 2003 annual meeting, there are exceptional and limited circumstances that support Mr. Eppner's continued membership on the Audit Committee as being in the best interests of the Company and its stockholders. Please also see the report of the Audit Committee set forth on page 13.

   Compensation Committee. The Compensation Committee consists of Messrs. Joel-Tomas Citron, Michael Ionata (Chairman) and Per-Olof Soderberg. During 2001, the Compensation Committee held three meetings and during 2002, to date, has held one meeting. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation guidelines, the performance of our executive officers, appropriate compensation levels for our executives based on a comparative review of compensation practices of similarly situated businesses; and the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. Certain of this information is set forth below in the Report of Compensation Committee on Executive Compensation. Please also see the report of the Compensation Committee set forth on page 10.

                           COMPENSATION OF DIRECTORS

   Fees. Directors receive no cash compensation for serving on the Board of Directors or committees thereof, other than reimbursement of reasonable expenses incurred in connection with meetings actually attended.

   Equity Incentives. Under the terms of the 1996 Stock Incentive Plan, non-employee Directors typically receive, upon first being elected to the Board of Directors, options to purchase an aggregate of 55,000 shares. The options vest in five equal, annual, cumulative installments of 11,000 shares each.

   A former Director, Mr. Pero served as a consultant to the Company in addition to his responsibilities as a Director. Mr. Pero's total remuneration for consulting during fiscal year 2001 was $182,119. Mr. Pero stepped down from the Board of Directors in February 2002 and no longer serves as a consultant to the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of our Common Stock ("Reporting Persons"), to file with the Securities and Exchange Commission and the Company, reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. For these purposes, the term "other equity securities" would include options granted under our 1996 Stock Incentive Plan. To the Company's knowledge, based solely on a review of the forms and written representations received by the Company from Reporting Persons during 2001, all Section 16(a) filing requirements applicable to the Reporting Persons were properly and timely satisfied, except that: (i) Messrs. Michael Ionata, Marvin H. Caruthers, Gerald A. Eppner and Arthur B. Laffer were each granted stock options to purchase 20,000 shares of the Company's Common Stock on November 13, 2000, and a Form 5 reporting these transactions was filed by each of them on February 14, 2002; (ii) Mr. Joel-Tomas Citron was granted stock options to purchase 19,430 shares of the Company's Common Stock on November 13, 2000, and the Form 5 reporting this transaction was filed on February 14, 2002 and (iii) Dr. David Chaplin was granted 1,000 shares of Common Stock on July 1, 2000, and stock options to purchase 45,000 shares of the Company's Common Stock on July 5, 2000, and the Form 5 reporting these transactions was filed on February 14, 2002.

                       EXECUTIVE OFFICERS OF THE COMPANY

   See above for biographical information pertaining to Joel-Tomas Citron, our Chairman and Dr. Nordenvall, our current Vice Chairman, President and Chief Executive Officer. Dr. Nordenvall will step down as President and President effective June 11, 2002. He will continue to serve as an adviser to the Company, and if elected as a Director, will continue to serve as Vice Chairman of the Board of Directors. In March 2002, the Board of Directors appointed Frederick W. Driscoll to serve as our President and Chief Executive Officer, to replace Dr. Nordenvall upon effectiveness of his resignation. Joel-Tomas Citron has been appointed as Chairman and in such capacity he will take an active role in management of the day-to-day operations of the Company as well as to participate in its strategic planning.

   Frederick W. Driscoll, 51, joined OXiGENE in September 2000 as President of Finance and Operations. In March 2002, the Board of Directors appointed Mr. Driscoll to serve as President and Chief Executive Officer to replace Dr. Nordenvall who will step down on June 11, 2002. Prior to joining OXiGENE, from 1996 to 2000, Mr. Driscoll worked at Collagenesis Corporation, most recently as Senior Vice President of Finance and Operations. From April 1996 to September 1996, Mr. Driscoll was Corporate Controller for MicroTouch Systems, Inc. a world leader in touch screen technology. From 1974 to 1996 he held various senior management positions at Instrumentation Laboratory Inc., an international developer and manufacturer of in vitro diagnostic clinical analyzers and reagents. At Instrumentation Laboratory, Mr. Driscoll held the positions of Manufacturing Controller, Division Controller, Corporate Controller and VP Finance and CFO.

   David (Dai) Chaplin, Ph.D., 46, was appointed Chief Scientific Officer and Head of Research and Development in July 2000. From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris. Prior to the merger of Rhone Poulenc Rorer (RPR) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin headed up the Cancer Research Campaign's (CRC) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

   Three of our Directors, Messrs. Joel-Tomas Citron, Michael Ionata (Chairman), and Per-Olof Soderberg, constitute the Compensation Committee. Messrs. Ionata and Soderberg are each non-employee Directors. The Compensation Committee, among other things, is responsible for making recommendations to the Board of Directors with respect to:

   (1) the compensation philosophy and compensation guidelines for our executives;

   (2) the role and performance of each of our executive officers, especially as these affect compensation;

   (3) appropriate compensation levels for our Chief Executive Officer and other executives based on a comparative review of compensation practices of similarly situated businesses; and

   (4) the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. An important consideration in respect of all these criteria is our overriding desire to retain cash and to compensate our managers in stock, which also has the effect of aligning their interests with the interest of the stockholders. As a practical matter, the Committee sets and administers all compensation of our management Directors, Dr. Nordenvall and Messrs. Citron and Driscoll, since neither Dr. Nordenvall nor either of Messrs. Citron or Driscoll participate in deliberations regarding, or vote on, their respective compensation matters. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 2001 fiscal year.

   This report sets out the Company's executive compensation philosophy and objectives, describes the components of our executive compensation program and describes the basis on which 2001 executive compensation determinations were made with respect to our executive officers, including those named in the Summary Compensation Table on page 17.

                    COMPENSATION PHILOSOPHY AND OBJECTIVES

   It is our policy to maintain a flexible managerial and compensation structure so that we may continue to meet our evolving and changing supervisory needs, while tightly controlling our overhead expenses, as our business progresses. As part of this policy, we provide a compensation package that is intended to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of our stockholders. We also recognize that competition in our markets is strong both for obtaining and retaining high quality executives and key employees, and that we must meet the standards of the marketplace if we are to fulfill our managerial and employee goals.

   In 2001, total cash remuneration arrangements with the Company's executive officers serving from time to time amounted to approximately $1,163,439. The Company's policy has been, and continues to be, to maintain a relatively small number of executives and other employees and to rely as much as possible on consultants and independent contractors for research and development efforts as well as pre-clinical and clinical trials.

                        COMPENSATION PROGRAM COMPONENTS

   Consistent with our executive compensation objectives, compensation for the senior managers consists of two elements: an annual base salary and long-term incentive compensation.

   Annual Base Salary. Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee's position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly sized companies. Within this salary range, an executive's initial salary level is determined largely through Compensation Committee judgment based on our experience. Salaries are determined at a level to attract, motivate and retain superior executives. We determine annual salary adjustments based on the Company's performance, the individual executive's contribution to that performance, prevailing norms and our knowledge and experience.

   Long-Term Incentive Compensation. Long-term incentive compensation is provided by the grant of options to purchase shares of Common Stock under the Company's stock incentive plans. In considering awards, the Compensation Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the relative influence each position will have on the building of stockholder value over the long term, and the amount, vesting and expiration dates of each executive's outstanding options. We look at each executive's total compensation package and, taking into account our desire to minimize cash outlays as a matter of policy based on fiscal prudence, we expect our executives and key employees to look at the incentive compensation component as being the predominant feature of their overall compensation package. This policy is in contrast to that of a number of other biopharmaceutical companies.

   Consultant's Compensation. The Company continues to rely to a great extent on consultants, including, among others, the members of our Scientific Advisory Board and the Clinical Trial Advisory Board, in the areas of research and development, clinical trials and clinical trial management and marketing. We believe that, at least presently, it is less expensive and more efficient to engage consultants rather than to expand the Company's overhead by hiring individuals for these positions. In order to retain their motivation and long-term commitment, and in order to conserve cash, from time to time these consultants will be granted options under the Company's stock incentive plans. Indeed, as a matter of policy, we currently are moving in the direction of increasing the relative portion of our consultants' compensation that is comprised of equity interests, particularly stock options.

   Other. Based on currently prevailing authority, including proposed Treasury regulations, and in consultation with outside tax and legal experts, we have determined that it is unlikely that we would require the Company to pay any amounts in 2001 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly we have not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax provisions.

                                          RESPECTFULLY SUBMITTED,

                                          THE COMPENSATION COMMITTEE

                                          Michael Ionata (Chairman)
                                          Per-Olof Soderberg
                                          Joel-Tomas Citron

              PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITORS

   Our Board of Directors has appointed Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2002. Ernst & Young LLP has audited our financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to answer questions.

   Stockholder ratification of the appointment of Ernst & Young LLP as our independent accountants is not required by our By-Laws or otherwise. However, we are submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what we consider to be good corporate practice. If the stockholders fail to ratify the appointment, we will reconsider whether or not to retain that firm. Even if the appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                  AUDIT FEES

   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $175,000.

                                ALL OTHER FEES

   The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under the captions "Audit Fees", for the fiscal year ended December 31, 2001, were approximately $51,000. These services consisted of advice in connection with various corporate strategic matters and tax advice for an executive officer.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                            AUDIT COMMITTEE REPORT

   The members of the Audit Committee (the "Committee") have been appointed by the Board of Directors (the "Board") and is comprised of three Directors. The members of the Committee are Messrs. Joel-Tomas Citron, Gerald A. Eppner (Chairman), and Arthur B. Laffer. The Committee is governed by a charter that has been adopted by the Board and is reviewed and reassessed annually by the Committee.

   This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

   The Committee reviews the scope and timing of the independent accountants' audit and other services, the accountants' report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Committee also makes annual recommendations to the Board regarding the appointment of independent accountants for the ensuing year.

   Management is responsible for the preparation of the Company's financial statements and the independent accountants have the responsibility for the examination of those statements. The Committee reviewed the Company's audited financial statements for the year ended December 31, 2001 and met with both management and the Company's external accountants to discuss those financial statements. Management and the external accountants have represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Committee also considered the status of pending litigation, if any, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee deemed appropriate.

   The Committee has received from the independent accountants their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence. The Committee also discussed with the independent accountants any matters required to be discussed by Statements on Auditing Standards No. 61, as may be modified or supplemented.

   Based upon the reviews and discussions described in this Audit Committee Report, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          RESPECTFULLY SUBMITTED,

                                          THE AUDIT COMMITTEE

                                          Gerald A. Eppner (Chairman)
                                          Arthur B. Laffer
                                          Joel-Tomas Citron

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 15, 2002, for (a) each of the executive officers named in the Summary Compensation Table on page 17 of this proxy statement, (b) each of our Directors and Director nominees, and (c) all of our Directors, Director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 15, 2002 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 12,636,664 shares of Common Stock outstanding on March 15, 2002.

                                                         Number of Shares
                                                        Beneficially Owned
                                                          and Nature of     Percent of
                         Name                               Ownership      Common Stock
                         ----                           ------------------ ------------
Marvin H. Caruthers....................................        81,500(1)          *
David Chaplin..........................................        91,000(2)          *
Joel-Tomas Citron......................................       357,877(3)       2.83%
Frederick W. Driscoll..................................        80,000(4)          *
Gerald A. Eppner.......................................        82,000             *
Bo Haglund(10).........................................        64,253(5)          *
Michael Ionata.........................................        85,000(6)          *
Arthur B. Laffer.......................................        90,140             *
Bjorn Nordenvall.......................................       612,553(7)       4.85%
David Sherris(10)......................................            --            --
William N. Shiebler....................................        40,000(8)          *
Per-Olof Soderberg.....................................       320,530(9)       2.54%
All Directors, Director nominees and executive officers
  as a group (twelve persons)..........................     1,904,853         15.07%

--------
 * Indicates less than one percent.

(1) Includes 1,000 shares held by his spouse in trust for his children, as to which Dr. Caruthers disclaims beneficial ownership.

(2) Includes 45,000 shares subject to transfer and forfeiture restrictions and 45,000 options to purchase Common Stock which are subject to transfer and forfeiture restrictions.

(3) Includes 175,000 shares subject to transfer restrictions and 150,000 options to purchase Common Stock which are subject to transfer and forfeiture restrictions.

(4) Includes 40,000 shares subject to transfer and forfeiture restrictions and 40,000 options to purchase Common Stock which are subject to transfer and forfeiture restrictions.

(5) All shares are subject to transfer and forfeiture restrictions.

(6) All shares are held by Nordberg Capital Inc., a New York investment banking firm, of which Mr. Ionata is the Executive Vice President. Mr. Ionata disclaims beneficial ownership of the shares.

(7) Includes 345,053 shares subject to transfer and forfeiture restrictions, 30,000 options to purchase Common Stock which are subject to transfer and forfeiture restrictions, 160,500 shares held by a corporation organized under the laws of Sweden of which Dr. Nordenvall's family is the sole stockholder and 77,000 shares held through a capital insurance placed by Dr. Nordenvall.

(8) All shares are subject to transfer restrictions.

(9) Includes 1,320 shares held by Mr. Soderberg's wife and minor children and 80,000 shares subject to transfer and forfeiture restrictions.

(10) No longer employed by the Company.

   As of April 12, 2002, the following is the only entity (other than the Company's employees as a group) known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

                                     Total Number Of Shares Percent
Name And Address Of Beneficial Owner   Beneficially Owned   Of Class
------------------------------------ ---------------------- --------
      ODIN Fondene..................        819,995          6.49%
      c/o ODIN Forvaltning Box
      1771, Vika,
      Oslo, Norway

   The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

                            EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of fiscal 2001 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2001. The table includes two additional executives who would have been among the four most highly compensated executive officers except for the fact that they were not serving as executive officers of the Company as of the end of fiscal 2001.

                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term Compensation
                                       Annual Compensation                 Awards
                                ---------------------------------- -----------------------
                                                            Other                    All
                                                           Annual                   Other
                                                           Compen-   Securities    Compen-
                                                           sation    Underlying    sation
  Name and Principal Position   Year Salary($)   Bonus ($) ($)(a)  Options/SARs(#) ($)(b)
  ---------------------------   ---- ---------   --------- ------- --------------- -------
Bjorn Nordenvall, Ph.D......... 2001  318,602(2)           95,637       55,000
 current President and          2000  300,000(2)                        40,000(1)
 Chief Executive Officer        1999  300,000(2)                       130,000(3)
Frederick W. Driscoll.......... 2001  250,000                           40,000
 current President of Finance   2000   41,827(7)                        40,000
 and Operations; President and  1999       --                               --
 Chief Executive Officer--elect
David Chaplin, Ph.D............ 2001  271,885(8)  25,000                45,000       9,750
 Chief Scientific Officer and   2000  150,000(8)  25,000                45,000
 Head of Research and           1999       --                               --
 Development
David Sherris, Ph.D............ 2001  181,423(4)                            --
 former Vice President of       2000  263,590(4)                            --
 Research and Development       1999  148,942                           37,500
Bo Haglund..................... 2001       --                               --     115,529
 former Chief Financial Officer 2000  130,479                           30,000(5)
                                1999  110,582                           10,000(6)

--------
(a) Other Annual Compensation for Dr. Nordenvall consisted of amounts paid by the Company for housing and related expenses, for lease of a car and related costs, and amounts paid for relocation during fiscal 2001.

(b) All Other Compensation in the case of Dr. Chaplin, included $9,750 in expenses for tax advice obtained by the Company on Dr. Chaplin's behalf and for his benefit and $115,529 paid to Bo Haglund in connection with his departure in accordance with and pursuant to the pension laws of Sweden.

(1) Comprised of 40,000 options that were exercised in 2000 for 40,000 shares. At the election of Dr. Nordenvall, these shares were subsequently forfeited and cancelled.

(2) Dr. Nordenvall will step down as President and Chief Executive Officer at the end of June 2002, but will continue as Vice Chairman of the Board and as a consultant to the Company. Includes consulting fees for 2001 of $91,988, 2000 of $75,000, and 1999 of $162,500. These consulting fees were paid to B. Omentum Consulting AB, a company organized under the laws of Sweden of which Dr. Nordenvall's family is the sole shareholder. See "Certain Relationships and Related Transactions."

(3) Includes 40,000 options that were exercised in 1999 for 40,000 shares. At the election of Dr. Nordenvall, these same 40,000 shares were subsequently forfeited and cancelled, as provided in the option agreement between Dr. Nordenvall and the Company.
(4) Dr. Sherris left the Company's employ in July 2001.
(5) Includes 30,000 options that were exercised in 2000 for 30,000 shares. At the election of Mr. Haglund, these shares were subsequently forfeited and cancelled, as provided in the option agreement between Mr. Haglund and the Company. Mr. Haglund left the Company in May 2, 2001.
(6) Includes 10,000 options that were exercised in 1999 for 10,000 shares.
(7) Mr. Driscoll has been named President and Chief Executive Officer to replace Dr. Nordenvall when Dr. Nordenvall steps down on June 11, 2002. Mr. Driscoll began employment with the Company in October 2000.
(8) The 2001 figure includes $120,000 and the 2000 figure includes $80,000 in each case paid to Dr. Chaplin under a consulting contract. Dr. Chaplin began employment with the Company in July 2000.

                             EMPLOYMENT AGREEMENTS

   Employment Agreement with Bjorn Nordenvall. In October 1995, the Company entered into an employment agreement with Dr. Nordenvall. The employment agreement was amended in July 1999, and currently provides for a base salary of $225,000 per year. The employment agreement provides that either party may terminate the agreement on ninety days' prior notice. The Company may terminate the agreement prior to the end of the term for "Cause" as defined in the agreement.

   Employment Agreement with Frederick W. Driscoll. In October 2000, the Company entered into an employment agreement with Mr. Driscoll. Mr. Driscoll became the Company's President of Operations and Finance in October 2000 and has been appointed President and Chief Executive Officer to replace Dr. Nordenvall upon his departure in June 2002. Pursuant to the agreement, Mr. Driscoll receives a base salary of $250,000 per year. The Company may terminate the agreement on six months' prior notice and Mr. Driscoll may terminate the agreement on ninety days' prior notice. The Company may terminate the agreement prior to the end of the term for "Cause" as defined in the agreement.

   Employment Agreement with David Chaplin. In July 2000, the Company entered into an employment agreement with Dr. Chaplin, the Company's Chief Scientific Officer and Head of Research and Development. Pursuant to the agreement, Dr. Chaplin receives a base salary of $160,000 per year. Dr. Chaplin received a signing fee of $25,000 upon signing the employment agreement and another $25,000 in March 2001. The Company may terminate the agreement on sixty days' prior notice and Dr. Chaplin may terminate the agreement on thirty days' prior notice. The Company may terminate the agreement prior to the end of the term for "Cause" as defined in the agreement.

   Employment Agreement with Joel-Tomas Citron. In January 2002, the Company entered into an employment agreement with Mr. Citron, the Company's Chairman of the Board. Pursuant to the agreement, Mr. Citron receives base compensation in the amount of $60,000 per year plus an additional $12,000 per year as reimbursement for the cost of medical and health insurance incurred by Mr. Citron. The agreement sets forth the parameters of a bonus program which bonus, if earned, is payable in shares of Company Common Stock. The agreement has a term of two years. The Company may terminate the agreement prior to the end of the term for "Cause" as defined in the agreement and Mr. Citron may terminate the agreement on thirty days' prior notice. The agreement also sets forth the parameters of a bonus program.

   The outstanding option agreements issued under our equity incentive plans provide for acceleration of the vesting of the options granted upon or in connection with a change in control.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

   The following table below provides information regarding stock options granted to each of the named executive officers during fiscal year 2001.

                  Number of
                  Securities   % of Total                        Potential Realizable
                  Underlying  Options/SARs Exercise                Value at Assumed
                 Options/SARs  Granted to   or Base             Annual Rates of Stock
                 Granted (#)  Employees in Price ($/ Expiration Price Appreciation for
      Name           (1)      Fiscal Year   Share)      Date         Option Term
      ----       ------------ ------------ --------- ---------- ----------------------
                                                                    5%         10%
                                                                  -------    -------
Bjorn Nordenvall    55,000       23.34%      $5.06   07/12/2011 453,321     721,839
Fred W. Driscoll    40,000       16.98%      $2.55   10/23/2011 166,147     364,562
David Chaplin...    45,000       19.10%      $5.06   07/12/2011 370,899     590,595
David Sherris*..        --          --          --           --      --          --
Bo Haglund**....        --          --          --           --      --          --

--------
(1) The options were granted pursuant to the Company's 1996 Stock Plan, as amended (the "Plan"). The options granted to the named executive officers are non-qualified stock options and vest one year from the date of grant or earlier in connection with a change in control.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

*  Dr. Sherris left the Company's employ in July 2001.

** Mr. Haglund left the Company's employ in June 2001.

             OPTION EXERCISES AND HOLDINGS AS OF DECEMBER 31, 2001

   The following table sets forth, as of December 31, 2001, the number of unexercised options held by each named executive officers and the value thereof based on the closing bid price of the Common Stock of $3.07 on December 31, 2001.

  AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                             OPTION/WARRANT VALUES

                                           Number of Securities     Value of the Unexercised In-
                       Shares             Underlying Unexercised        The-Money Options at
                      Acquired          Options at Fiscal Year- End       Fiscal Year-End
                         on     Value   --------------------------- ----------------------------
        Name          Exercise Realized Exercisable   Unexercisable Exercisable    Unexercisable
        ----          -------- -------- -----------   ------------- -----------    -------------
Bjorn Nordenvall.....    --       --      425,053        85,000          0                  0
Frederick W. Driscoll    --       --       40,000        40,000          0           $102,000
David Chaplin........    --       --       45,000        45,000          0                  0
David Sherris *......    --       --            0             0          0                  0
Bo Haglund **........    --       --            0             0          0                  0

--------
*  Dr. Sherris left in July 2001.

** Mr. Haglund left in June 2001.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Omentum Consulting Agreement. In October 1995, we entered into a consulting agreement with B. Omentum Consulting AB, a company organized under the laws of Sweden ("Omentum") of which the family of Dr. Bjorn Nordenvall, our Vice Chairman, President and Chief Executive Officer, is the sole shareholder. Pursuant to the agreement, as amended in July, 1999, we pay Omentum consulting fees.In 2001 such consulting fees equaled $91,988.

   Chaplin Consulting Agreement. In April 2001, we entered into a consulting agreement with David Chaplin Consultants Ltd., a company organized under the laws of the United Kingdom of which David Chaplin, our Chief Scientific Officer and Head of Research and Development, is the sole shareholder. Pursuant to the agreement, we pay David Chaplin Consultants Ltd. consulting fees.In 2001 such consulting fees equaled $120,000.

                               PERFORMANCE GRAPH

   The following graph compares the annual percentage change in our cumulative total stockholder return on our Common Stock during a period commencing on December 31, 1996 and ending on December 31, 2001 (as measured by dividing (A) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period; by (B) our share price at the beginning of the measurement period) with the cumulative total return of Standard & Poor's Midcap 400 Index and the Standard and Poor's Biotechnology Midcap during such period. We have not paid any dividends on our Common Stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

                                    [CHART]

                        TOTAL SHAREHOLDER RETURNS

          Oxigene, Inc.    S&P MidCap 400 Index   S&P Biotechnology MidCap
          ------------     -------------------    -----------------------
12/31/96    $100.00               $100.00                 $100.00
12/31/97      74.47                132.25                   98.48
12/31/98      45.74                157.52                  177.14
12/31/99      66.49                180.71                  318.20
12/31/00      25.00                212.35                  479.43
12/31/01      13.06                196.42                  403.17


                                         S&P
                                        MIDCAP       S&P
                               OXIGENE,  400    BIOTECHNOLOGY
                   MEASUREMENT   INC.   INDEX      MIDCAP
                     PERIOD    -------- ------- -------------
                    12/31/96..  $  100  $   100    $   100
                    12/31/97..   74.47   132.25      98.48
                    12/31/98..   45.74   157.52     177.14
                    12/31/99..   66.49   180.71     318.20
                    12/29/00..   25.00   212.35     479.43
                    12/31/01..   13.06   196.42     403.17

                               OTHER INFORMATION

                           EXPENSES OF SOLICITATION

   We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our Directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as Directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities. The Company will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

                             STOCKHOLDER PROPOSALS

   Your eligibility as a stockholder to submit proposals, the proper subjects of such proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Securities Exchange Act of 1934, as amended. To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2003, stockholder proposals must be received no later than January 13, 2003. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by April 29, 2003 management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of President, 321 Arsenal Street, Watertown, Massachusetts 02472.

   Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or the stockholder's representative must appear in person at the annual meeting and must present the proposal, unless the stockholder can show good cause for not doing so.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

                                 ANNUAL REPORT

   A copy of our Annual Report to Stockholders is being provided to each of our stockholders with this proxy statement. Additional copies may be obtained by writing to OXiGENE, Inc., 321 Arsenal Street, Watertown, Massachusetts 02472.

                                         By Order of the Board of Directors

                                        By:  /s/ Frederick Driscoll

                                         Frederick W. Driscoll
                                         President and Chief Executive Officer
                                      -- elect

May 13, 2002

                                  OXIGENE, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2002. The undersigned hereby appoints Frederick W. Driscoll and David Chaplin, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of OXiGENE, Inc., a Delaware corporation (the "Company"), owned by the undersigned at the 2002 Annual Meeting of Stockholders of the Company to be held at the Company's principal offices at 321 Arsenal Street, Watertown, Massachusetts 02472, on June 11, 2002, at 1:00 p.m., local time, and at any and all adjournments or postponements thereof.

     THE SHARES RESPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

SEE REVERSE SIDE

(Continued and to be signed on reverse side.)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  OXiGENE, INC.

                                  JUNE 11, 2002

                 Please Detach and Mail in the Envelope Provided

A [X]  PLEASE MARK YOUR VOTES      FOR all nominees      WITHHOLD AUTHORITY to
       AS IN THIS EXAMPLE          listed at right       vote for all nominees
                                 (except as marked to       listed at right
                                 the contrary below)

1.  Election of Directors.              [_]                      [_]            Nominees:
                                                                                              Joel-Tomas Citron
                                                                                              Gerald A. Eppner
                                                                                              Michael Ionata
                                                                                              Arthur B. Laffer
                                                                                              Bjorn Nordenvall
                                                                                              Per-Olof Soderberg
                                                                                              William N. Shiebler
                                                                                              Frederick W. Driscoll

To withhold authority to vote for an individual nominee, print the name of such nominee on the line provided.

-------------------------------------------

2.  Ratification of Ernst & Young LLP as                 FOR   AGAINST  ABSTAIN
    independent accountants.                             [_]     [_]      [_]

3.  OTHER MATTERS:
    Discretionary authority is hereby granted with       [_]     [_]      [_]
    respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.


SIGNATURES                                               DATE
          --------------------------------------------       -------------------

IMPORTANT NOTE: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy.